UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2025

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Maryland Way, Suite 303 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Streeterville Capital Note

On June 26, 2025, American Rebel Holdings, Inc. (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC (“Lender”) pursuant to which the Company issued and sold to the Lender a secured promissory note in the original principal amount of $5,470,000 (the “Note”). The Note carries an original issue discount of $450,000 and the Company agreed to pay $20,000 to the Lender to cover its legal fees, accounting costs, due diligence, monitoring and other transaction costs, each of which were deducted from the proceeds of the Note received by the Company. On the Closing Date Lender paid $375,000.00 to the Company and $4,625,000.00 was sent to an account at Lakeside Bank owned by the Company’s newly formed wholly-owned subsidiary, ARH Sub, LLC, a Utah limited liability company (“ARH Sub”), to be held pursuant to the Deposit Account Control Agreement (“DACA”).

Interest under the Note accrues at a rate of 10% per annum. The unpaid amount of the Note, any interest, fees, charges and late fees are due twenty-four months following the date of issuance. The Company may prepay all or any portion of the outstanding balance of the Note after 120 days of the date of the Note.

Commencing six months after the date of issuance of the Note and at any time thereafter until the Note is paid in full, the Lender will have the right to redeem up to $950,000 under the Note per month, which amount will be due and payable in cash within two trading days of the Company’s receipt of a redemption notice from the Lender.

The Company’s obligations under the Note and the other transaction documents are secured by the DACA, a guaranty from ARH Sub (the “Guaranty”) and a pledge (the “Pledge”) by the Company of all membership interest in ARH Sub (collectively, the “Security Agreements”).

At any time following the occurrence of a Major Trigger Event or Minor Trigger Event (each as defined in the Note), the Lender may, upon prior written notice to the Company, increase the outstanding balance of the Note by 10% for each occurrence of any Major Trigger Event and 5% for each occurrence of any Minor Trigger Event (the “Trigger Effect”), provided that the Trigger Effect may only be applied three times with respect to Major Trigger Events and three times with respect to Minor Trigger Events and the Trigger Effect does not apply to any default by the Company or any failure by the Company to observe or perform any covenant, obligation, condition or agreement of the Company under the Note or the other transaction documents in any material respect that is not specifically set forth in the Note or the Purchase Agreement. In no event will the application of the Trigger Effect exceed thirty percent (30%) in the aggregate.

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Subject to certain exceptions described below, if the Company fails to cure a Trigger Event within five trading days following the date of transmission of a written demand notice by the Lender, the Trigger Event will automatically become an Event of Default (as defined in the Note), provided that the Company will only have a five trading day cure period with respect to Trigger Events resulting from the Company’s failure to pay any principal, interest, fees, charges, or any other amount when due and payable under the Note. Following the occurrence of any Event of Default, the Lender may, upon written notice to the Company, (i) accelerate the Note, with the outstanding balance of the Note following application of the Trigger Effect (the “Mandatory Default Amount”) becoming immediately due and payable in cash, and (ii) cause interest on the outstanding balance of the Note beginning on the date the applicable Event of Default occurred to accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Notwithstanding the foregoing, upon the occurrence of certain Trigger Events related to bankruptcy or insolvency, immediately and without notice, an Event of Default will be deemed to have occurred and the outstanding balance of the Note as of the date of the occurrence of such Bankruptcy-Related Trigger Event will become immediately and automatically due and payable in cash at the Mandatory Default Amount.

The Purchase Agreement provides that at any time during beginning on the date of the issuance and sale of the Note (the “Closing Date”) and ending on the date the Note is paid in full, the Lender will have the right, but not the obligation, with the Company’s prior written consent, to reinvest up to an additional $5,000,000 in the aggregate in the Company in one or more notes on the same terms and conditions as the Note.

Pursuant to the terms of the Purchase Agreement, until all of the Company’s obligations under the Note and all other transaction documents are paid and performed in full, the Company agreed to comply with certain covenants, including but not limited to the following: (i) the Company agreed not to make any Restricted Issuances (as defined in the Purchase Agreement and described below) or grant any lien, security interest or encumbrance, other than Permitted Liens (as defined in the Security Agreement) on any of ARH Sub’s assets, in each case without the Lender’s prior written consent, which consent may be granted or withheld in the Lender’s sole discretion, and (ii) the Company agreed not to enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits the Company from issuing Company securities to the Lender or any of the Lender’s affiliates.

Subject to certain exceptions set forth in the Purchase Agreement, Restricted Issuances include the incurrence or guaranty of any debt obligations other than trade payables in the ordinary course of business, the issuance of any securities that: (1) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right that exceeds a 25% discount to the market price of the shares of common stock; (2) are or may become convertible into shares of common stock (including without limitation convertible debt, warrants or convertible preferred shares), with a conversion price that exceeds a 25% discount to the market price of the shares of common stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition; or (3) have a fixed conversion price, exercise price or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security (A) due to a change in the market price of Company’s shares of common stock since the date of the initial issuance, or (B) upon the occurrence of specified or contingent events directly or indirectly related to the business of Company (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or such security contains a fixed conversion price with a provision to increase the outstanding balance upon a breach or default.

The Company paid Carter, Terry & Company, Inc. a cash fee of $18,750 of the gross proceeds received by the Company for the Note.

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The foregoing description of the Note, the Purchase Agreement, the DACA, the Guaranty and the Pledge does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, the Purchase Agreement, the Security Agreements, the Guaranty and the Pledge, copies of which are filed as Exhibits 4.4, 10.1, 10.2, 10.3, and 10.4 to this report, respectively, and are incorporated herein by reference.

Bank of America Forbearance Agreement

As previously reported on the Form 8-K dated June 11, 2025, on May 30, 2025, Champion Safe Company, Inc. (the “Borrower”), a wholly-owned subsidiary of the Company, entered into a Forbearance Agreement (the “Forbearance Agreement”) by and among the Borrower, the guarantors identified therein (collectively, the “Guarantors”), and Bank of America, N.A. (the “Bank”) under the line of credit, dated as of February 10, 2023, by and among the Borrower, the Guarantors, and the Bank (the “Credit Agreement”).

Subject to the terms of the Forbearance Agreement, the Bank has agreed to forbear, during the Forbearance Period (as defined below), from exercising certain of their available remedies under the Credit Agreement with respect to or arising out of the Borrower’s failure to make payment on the outstanding principal amount of the Term Loan on the Expiration Date, as amended (as defined in the Credit Agreement).

Subject to the terms of the Forbearance Agreement, the Bank will abstain from pursuing its claims against Borrower and Guarantors in the litigation through the Forbearance Period (defined below), provided that neither Borrower nor Guarantors breach any terms of the Forbearance Agreement. Further, the Borrower and Guarantors executed a Confession of Judgment and Verified Statement in connection with the Forbearance Agreement.

Bank agreed to forbear from exercising its rights and remedies under the Credit Agreement through the close of business on June 30, 2025 (the “Forbearance Period”), subject to the Borrower’s ability to, upon an additional payment of $100,000.00 to Bank by close of business on July 1, 2025, extend the Forbearance Period for an additional 30 days through and including July 31, 2025. The Borrower made the additional payment of $100,000.00 on June 30, 2025.

The foregoing description of the Forbearance Agreement does not purport to be complete and is subject to, and qualified, in its entirety by, the full text of the Forbearance Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K dated June 11, 2025.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification of Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Streeterville Capital financing is incorporated herein by reference. In connection with the financing, the Company incorporated a new wholly-owned subsidiary, ARH Sub, LLC, a Utah limited liability company. A copy of the operating guidelines for ARH Sub are attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	ARH Sub Operating Guidelines
4.1	Streeterville Capital OID Note dated June 26, 2025
10.1	Streeterville Capital Note Purchase Agreement dated June 26, 2025
10.2	Streeterville Capital DACA dated June 26, 2025
10.3	Streeterville Capital Guaranty dated June 26, 2025
10.4	Streeterville Capital Pledge Agreement dated June 26, 2025
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: July 3, 2025	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr. Chief Executive Officer

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